UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 7, 2011

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

As a result of Terex Corporation’s (“Terex” or the “Company”) redemption effective January 18, 2011 of its 7-3/8% Senior Subordinated Notes due 2014 (“7-3/8% Notes”), on February 7, 2011, certain subsidiaries of the Company entered into the following supplemental indentures (collectively, the “Supplemental Indentures”):

•
Supplemental Indenture to the Supplemental Indenture dated as of June 3, 2009 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association (“HSBC”)  as Trustee relating to the 10.875% Senior Notes due 2016 (the “10.875% Notes”);

•
Supplemental Indenture to the Supplemental Indenture dated as of November 13, 2007 to the Subordinated Debt Indenture dated as of July 20, 2007, with HSBC as Trustee relating to the 8% Senior Subordinated Notes due 2017 (the “8% Notes”); and

•
Supplemental Indenture to the Second Supplemental Indenture dated as of June 3, 2009 to the Subordinated Debt Indenture dated as of July 20, 2007, with HSBC as Trustee relating to the 4% Convertible Senior Subordinated Notes due 2015 (the “4% Convertible Notes”).

Copies of the Supplemental Indentures are filed as exhibits 4.1, 4.2 and 4.3 to this Form 8-K.  The following summary is qualified in its entirety by reference to the attached Supplemental Indentures.

Pursuant to the Supplemental Indentures, the following domestic subsidiaries have been added as subsidiary guarantors for the 10.875% Notes, the 8% Notes and the 4% Convertible Notes: Amida Industries, Inc., A.S.V., Inc., CMI Terex Corporation, Duvalpilot Equipment Outfitters, LLC, Fantuzzi Noell USA, Inc., Genie Financial Services, Inc., Genie Holdings, Inc., Genie Industries, Inc., Genie International, Inc., Genie Manufacturing, Inc., GFS National, Inc., Hydra Platforms Mfg. Inc., Loegering Mfg. Inc., Powerscreen Holdings USA Inc., Powerscreen International LLC, Powerscreen North America Inc., Powerscreen USA LLC, Schaeff Incorporated, Schaeff of North America, Inc., Spinnaker Insurance Company, Terex Advance Mixer, Inc., Terex Aerials, Inc., Terex Financial Services, Inc., Terex USA, LLC, Terex Utilities, Inc. and Terex-Telelect, Inc. (each a “Subsidiary Guarantor”).  Accordingly, each Subsidiary Guarantor jointly and severally guarantees the payment and performance of all obligations under the 10.875% Notes, the 8% Notes and the 4% Convertible Notes.

HSBC and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Item 2.02.  Results of Operations and Financial Condition.

Attached as Exhibit 99.1 to this Form 8-K are the prepared statements of Terex from its February 10, 2011 conference call providing its fourth quarter and year-end 2010 financial results, as well as its 2011 outlook.  In addition, a replay of the teleconference is available on the Company’s website, www.terex.com, in the “Investor Relations” section.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1           Supplemental Indenture, dated as of February 7, 2011, to the Supplemental Indenture dated as of June 3, 2009 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association as Trustee relating to the 10.875% Senior Notes due 2016.

4.2           Supplemental Indenture, dated as of February 7, 2011, to the Supplemental Indenture dated as of November 13, 2007 to the Subordinated Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association as Trustee relating to the 8% Senior Subordinated Notes due 2017.

4.3           Supplemental Indenture, dated as of February 7, 2011, to the Second Supplemental Indenture dated as of June 3, 2009 to the Subordinated Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association as Trustee relating to the 4% Convertible Senior Subordinated Notes due 2015.

99.1           Prepared statements of Terex Corporation from its conference call held on February 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 10, 2011

TEREX CORPORATION

By:	/s/ Phillip C. Widman
Phillip C. Widman Senior Vice President and Chief Financial Officer